Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
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                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
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[    ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

BRENTON BANKS, INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X  ]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
        (4) and 0-11.

        1)   Title of each class of security to which transaction applies:
           ________________________________________________________________

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          _________________________________________________________________

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          computed pursuant to Exchange Act Rule 0-11 (Set forth the amount
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         1)   Amount Previously paid:
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          _________________________________________________________________

         3)   Filing Party:
          _________________________________________________________________

         4)   Date Filed:
          _________________________________________________________________

BRENTON BANKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2000

DES MOINES, IOWA

TO THE STOCKHOLDERS OF BRENTON BANKS, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Brenton Banks, Inc., which will be held at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, on Wednesday, May 17, 2000, at 5:00 p.m., for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting and until their successors are elected and have qualified;

     2. To vote upon a proposal to approve KPMG LLP as independent auditors for Brenton Banks, Inc. for the year 2000; and

     3. To transact any other business which may properly come before the meeting.

     In addition, we will report to you on the business and affairs of the Company for 1999. The 1999 summary annual report and appendix to the proxy statement, including financial statements, are enclosed for your information.

     The close of business on March 6, 2000, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be maintained at the offices of Brenton Banks, Inc. at Capital Square, 400 Locust, Des Moines, Iowa 50309, during the ten-day period preceding the Annual Meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. Prompt return of your proxy will be appreciated. Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person.

Des Moines, Iowa


March 23, 2000




                             C. Robert Brenton
                             Chairman of the Board

BRENTON BANKS, INC.

CAPITAL SQUARE, 400 LOCUST, DES MOINES, IOWA 50309




PROXY STATEMENT


ANNUAL MEETING OF STOCKHOLDERS TO BE HELD


MAY 17, 2000


     This proxy statement is being mailed to the shareholders of Brenton Banks, Inc. (the "Parent Company") on March 23, 2000. The proxy statement is furnished in connection with the solicitation by the Board of Directors of Brenton Banks, Inc. of proxies for use at the Annual Meeting of Stockholders of Brenton Banks, Inc. to be held on May 17, 2000, and any adjournments thereof (the "Proxy Statement"). The Bylaws of Brenton Banks, Inc. provide that the Annual Meeting of Stockholders is to be held on May 3, 2000. However, the Annual Meeting of Stockholders of Brenton Banks, Inc. is adjourned until
May 17, 2000.

     The close of business on March 6, 2000, has been fixed as the record date for determination of the stockholders of Brenton Banks, Inc. who are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 20,357,371 outstanding shares of Common Stock of Brenton Banks, Inc. Each of these shares is entitled to one vote at the Annual Meeting. Only stockholders of record on the books of Brenton Banks, Inc. as of the record date will be entitled to vote at the Annual Meeting or any adjournments thereof.

     Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing a written revocation or a duly-executed proxy bearing a later date with the Secretary of Brenton Banks, Inc. Any stockholder may still attend the meeting and vote in person, regardless of whether the stockholder has previously given a proxy, but presence at the meeting will not revoke the stockholder's proxy unless the stockholder votes in person.

          PRINCIPAL HOLDERS OF VOTING SECURITIES AND MANAGEMENT

     The following table sets forth, as of March 6, 2000, information as to (a) the only persons who were known by the Parent Company to own beneficially more than 5 percent of the outstanding Common Stock (the only voting securities) of the Parent Company, (b) each executive officer named in the Summary Compensation Table and (c) the number of shares of such Common Stock beneficially owned by all executive officers and directors as a group:

                                                                              Of such beneficial ownership,
                                                                              amounts to which the
                                        Beneficial Ownership                  beneficial owner has:
                                        __________________________________    ________________________________
                                                                               Sole Voting       Shared Voting
  Name and Address of                   Shares Beneficially       Percent     and Investment    and Investment
    Beneficial Owner                      Owned (1)(2)(3)         of Class         Power             Power
  ___________________                     _______________         ________         _____             _____

William H. Brenton                      3,675,295                 17.33%      1,262,771         2,412,524
Capital Square
400 Locust
Des Moines, IA 50309

C. Robert Brenton                       3,580,793                 16.88%      1,053,792         2,527,001
Capital Square
400 Locust
Des Moines, IA 50309

Junius C. Brenton                       3,805,083                 17.94%      1,101,734         2,703,349
Capital Square
400 Locust
Des Moines, IA 50309

Jane Eddy                               1,347,278                  6.35%        465,757           881,521
2908 Forest Drive
Des Moines, IA 50312

Carolyn O'Brien                         1,488,380                  7.02%        481,239         1,007,141
4004 Grand Avenue, #402
Des Moines, IA 50312

Robert L. DeMeulenaere                    189,308 (4)          Less than 1%     148,749 (4)        40,559
Larry A. Mindrup                           91,698 (4)          Less than 1%      82,171 (4)         9,527
Phillip L. Risley                          54,586 (4)          Less than 1%      38,213 (4)        16,373
Steven T. Schuler                          83,798 (4)          Less than 1%      49,810 (4)        33,988
Norman D. Schuneman                        95,201 (4)          Less than 1%      95,201 (4)           ---

All executive officers and              7,064,435 (4)(5)          33.31%      4,015,810 (4)(5)  3,048,625 (5)
directors as a group (15 persons
including William H. Brenton,
C. Robert Brenton, Junius C.
Brenton and the 5 executive
officers listed above)

(1)  For purposes of this proxy statement, beneficial ownership is deemed to include stock owned
     (a) personally by the individual or as custodian for minor children; (b) by the spouse or children of the individual having the same home as the individual or being supported by the individual; (c) by any trust in which the individual has or shares voting power or investment power over the securities; and (d) by any foundation or corporation in which the individual has or shares voting power or investment power over the securities.
(2)  The number of shares which are beneficially owned by each of the individuals listed above and which are also listed as beneficially owned by another person(s) listed in the above table are as follows:  William H. Brenton - 2,354,535 shares; C. Robert Brenton
     - 2,354,535 shares; Junius C. Brenton - 2,354,535 shares; Jane Eddy - 837,751 shares;
     and Carolyn O'Brien - 837,751 shares.
(3)  The registrant knows of no shares with respect to which any listed individual or group has the right to acquire beneficial ownership, except as noted in Footnote (4) below.
(4)  Amount includes vested options for the purchase of the Parent Company's Common Stock pursuant to the 1996 Stock Option Plan in the following amounts:  C. Robert Brenton
     - 36,309 shares; Robert L. DeMeulenaere - 127,083 shares; Larry A. Mindrup - 81,696 shares; Phillip L. Risley - 38,213 shares; Steven T. Schuler - 45,387 shares; Norman
     D. Schuneman - 45,387 shares; and ten members of the executive officers and directors group (including C. Robert Brenton, Robert L. DeMeulenaere, Larry A. Mindrup,
     Phillip L. Risley, Steven T. Schuler, and Norman D. Schuneman) - 510,125 shares.
(5)  Adjusted to eliminate multiple counting of shares beneficially owned by two or more persons.  With respect to shares beneficially owned by individual directors who are nominees, see "Election of Directors" (page 3).

I.  ELECTION OF DIRECTORS

     The Parent Company's Bylaws provide that the number of persons serving on the Board of Directors shall not be less than five and not more than eleven. The normal terms for persons elected as directors is until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     The Board of Directors recommends a vote FOR the nominees listed below.

     Proxies in the accompanying form will be voted FOR the election of these individuals, unless authority to vote is withheld on the proxy. If any nominee or nominees shall become unavailable for election, it is intended that the proxies will be voted for the election of the substitute nominees as the Board of Directors may propose. Any stockholder has the option to withhold authority to vote for all nominees for directors, or to withhold authority to vote for individual nominees for directors. The effect on the election of directors of casting votes against nominees or of withholding authority to vote for nominees is that the stockholder is considered present at the meeting and considered for meeting quorum requirements, but the vote is not a vote in favor of the nominee for purposes of determining whether the nominee has received the favorable vote of a majority of shares present at the meeting needed for election. Information about the nominees as of March 6, 2000, is set forth below:




NOMINEES
                                                                         Has Served       Shares Beneficially
                                 Position with the Parent Company       as a Director         Owned as of      Percent
       Name               Age      and/or Principal Occupation              Since            March 6, 2000     of Class
       ____               ___      ___________________________              _____           ______________     ________

C. Robert Brenton         69     Chairman of the Board
                                 Brenton Banks, Inc.                        1960          3,580,793 (1)        16.88%

William H. Brenton        75     Director
                                 Brenton Banks, Inc.                        1957          3,675,295 (1)        17.33%

Junius C. Brenton         65     Director
                                 Brenton Banks, Inc.                        1969          3,805,083 (1)        17.94%

Robert L. DeMeulenaere    60     President and Chief Executive Officer
                                 Brenton Banks, Inc.                        1994            189,308 (2)        less than
                                                                                                                   1%

Robert C. Carr            59     Director                                   1998                --                 --
                                 Brenton Banks, Inc.

Gary M. Christensen       56     President and Chief Executive
                                   Officer, Pella Corporation               1995                --                 --

Robert J. Currey          54     President                                  1998                --                 --
                                 21st Century Telecom Group, Inc.


(1)  See "Principal Holders of Voting Securities" (page 2). William H. Brenton, C. Robert Brenton and Junius C. Brenton
     are control persons of Brenton Banks, Inc. by virtue of their stock ownership.
(2)  Mr. DeMeulenaere has sole voting and investment power over 148,749 shares, including 127,083 vested options, and shared power over 40,559 shares.



     In addition to the positions listed above, the nominees were employed in the following capacities during the past five years. C. Robert Brenton served as Chairman of Brenton Bank from October 1995 to November 1997. Robert C. Carr served as Vice President of Amoco Corporation from January 1995 to July 1999. Gary M. Christensen served as President and Chief Operating Officer for Pella Corporation from January 1994 through January 1996. Robert J. Currey served as President for Consolidated Communications Inc. (CCI) from March 1990 through September 1997 and subsequent to the
     3
acquisition of CCI served as Group President, Telecommunications Services for McLeodUSA Incorporated from October 1997 through February 1998.

     None of the nominees, current directors or executive officers of the Parent Company are related except William H. Brenton, C. Robert Brenton and Junius C. Brenton, who are brothers.

     All loans made by the Parent Company's affiliated banks to directors, nominees, executive officers and associates of such persons were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     None of the above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940 except Robert J. Currey, who is a director of McLeodUSA Incorporated.

     The Audit Committee was comprised of Robert J. Currey and Robert C. Carr. The Audit Committee oversees the functions of the internal audit department;
examines the services performed for Brenton Banks, Inc. and its subsidiaries (the "Company") by the Company's independent auditors; approves or disapproves their services and considers the effect of their services on the independence of the auditors; and performs such other functions as the Board of Directors shall from time to time assign to it. During 1999, the Audit Committee met once.

     The Compensation Committee, which sets and/or confirms the salaries of executive officers, consisted of Gary M. Christensen, William H. Brenton, Junius C. Brenton and Richard J. Oggero for 1999. Richard J. Oggero is a member of the Board of Directors of Brenton Bank, a subsidiary of Brenton Banks, Inc. During 1999, the Compensation Committee met three times. See the Compensation Committee Report starting on page 7.

     Although the Board of Directors has no standing Nominating Committee, the Board met once during January 2000 for the purpose of naming nominees for the Board of Directors and has selected C. Robert Brenton to report to the stockholders at the Annual Meeting on the nominees recommended by the Board of Directors. The Board will consider nominations for the Board of Directors submitted by stockholders to the Secretary of the Parent Company at least one hundred and twenty days prior to the Annual Meeting of Stockholders. In accordance with the Parent Company's Bylaws, no nominations for the Board of Directors will be considered or voted on at the Annual Meeting of Stockholders unless submitted in writing to the Secretary of the Parent Company at least five days prior to the Annual Meeting.

     During 1999, the Board of Directors held ten meetings, including six regular meetings, three dividend declaration meetings and one special meeting. During 1999, each of the incumbent directors who are nominees for the Board of Directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the nominee served.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities and Exchange Act of 1934 requires the executive officers, directors and shareholders holding more than ten percent of the Company's common stock to file reports reflecting their ownership of stock and any changes in ownership with the Securities and Exchange Commission. Copies of the reports filed with the Securities and Exchange Commission are delivered to the Company. Based upon the Company's review of the forms and upon representations from the individuals that no year-end filings are necessary, the Company believes that all filing requirements under Section 16 were made by all of the Company's officers, directors and shareholders holding more than ten percent of the Company's common stock. Brenton Banks, Inc. undertakes to make the filings on behalf of its executive officers and directors and has procedures to assure that filing requirements are met.
    4

          EXECUTIVE COMPENSATION

     The following sets forth information on the annual and long-term compensation paid or accrued by the Company for services rendered in 1999, 1998 and 1997 of those persons who are the President and Chief Executive Officer and the four most highly compensated executive officers of the Company.




Summary Compensation Table

                                                  Annual Compensation      Long Term Compensation
                                                  ___________________      ______________________

                                                                                 Payouts
                                                                                 _______

           Name                                                                   LTIP             All Other
     And Current Principal                                                       Payouts          Compensation
         Position                     Year      Salary ($)     Bonus ($)         ($)(1)              ($)(2)
         ________                     ____      __________     _________         _______          ____________

Robert L. DeMeulenaere                1999      273,312           --                  --             12,800
  President and Chief                 1998      227,760       81,994                  --             12,800
  Executive Officer                   1997      189,800       71,175             470,248             11,550

Larry A. Mindrup                      1999      180,000           --                  --             12,800
  President/Chief Banking             1998      169,800       61,128                  --             12,800
    Officer                           1997      169,800       63,675             339,643             11,550
  Brenton Bank*

Phillip L. Risley                     1999      164,800           --                  --             12,800
  Executive Vice President/           1998      156,100       56,196                  --             12,626
  Chief Administrative Officer        1997      156,100       58,538             382,239             11,550
  Brenton Bank*

Steven T. Schuler                     1999      133,000           --                  --             12,800
  Chief Financial Officer/            1998      129,600       46,656                  --             12,800
  Treasurer/Secretary                 1997      121,700       45,638             264,167             11,286

Norman D. Schuneman                   1999      139,800           --                  --             12,800
  Chief Credit Officer                1998      139,800       50,328                  --             12,800
  Brenton Bank*                       1997      139,800       52,425             337,812             11,550

                                          * A subsidiary of the Parent Company

(1)  The LTIP payouts consist of performance stock awards which were a part of the Company's Long-Term
     Incentive Stock Compensation Plan.  Under the terms of the 1995 performance stock grant, the performance shares vested in accordance with a performance vesting schedule tied to the financial performance of the Company for the three-year period ended December 31, 1997.  The maximum potential benefit available to an individual was 150 percent of the performance stock granted, with amounts in excess of 100 percent to be paid in cash to the individual.  Based on financial results for the three-year performance period ended December 31, 1997, 150 percent of the performance shares granted were vested and the amounts above represent the value of vested shares and cash paid.
(2)  Constitutes the entire amount contributed to qualified retirement plans, on behalf of the named individual.

     Option Exercises and Fiscal Year-End Values - The following table sets forth information regarding the number of options exercised by the named executive officers and the year-end values of options held by such individuals pursuant to the Company's non-qualified stock option plan.
     5

Aggregated Option/SAR Exercises in Last Fiscal Year
and December 31, 1999, Option/SAR Values
                                                      Number of Securities Underlying       Value of Unexercised
                                                                Unexercised                     In the Money
                          Shares                               Options/SARs at                 Options/SARs at
                        Acquired on    Value                 December 31, 1999                December 31, 1999
           Name         Exercise #(b) Realized $  (Exercisable)/(Unexercisable)(b)(c) (Exercisable)/(Unexercisable)(c)
           ____         _____________ __________  ___________________________________  _______________________________

Robert L. DeMeulenaere
President and Chief           --           --         127,083/77,891                       $228,800/$140,300
  Executive Officer

Larry A. Mindrup
President/Chief Banking       --           --         81,696/50,073                        $147,100/$90,200
  Officer
Brenton Bank(a)

Phillip L. Risley
Executive Vice President/  43,483      $293,002       38,213/50,073                        $68,800/$90,200
  Chief Administrative
    Officer
Brenton Bank(a)

Steve T. Schuler
Chief Financial Officer/      --           --         45,387/27,818                        $81,700/$50,100
  Treasurer/Secretary

Norman D. Schuneman
Chief Credit Officer          --           --         45,387/27,818                        $81,700/$50,100
Brenton Bank(a)


(a)   A subsidiary of the Parent Company
(b)   Restated for 2-for-1 stock split effective February 10, 1998 and June 1999, June 1998 and May 1997
      ten percent stock dividends.
(c)  The unexercisable stock options become vested only upon achievement of an aggressive net income performance vesting schedule or with continued employment through March, 2006.

     Shareholder Return Performance Presentation - Set forth on the following page is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the NASDAQ stock market index for all listed U.S. companies and SNL Securities' Midwestern Bank Index for the five-year period ended December 31, 1999. Total return values for the Company, NASDAQ and SNL Securities' Midwestern Bank Index were calculated based on cumulative total return values assuming reinvestment of dividends. The graph represents a $100 investment on December 31, 1994, and presents the current value, considering dividend reinvestment and current market prices. The shareholder return shown on the graph is not necessarily indicative of future performance of the Company.
      6

Brenton Banks Inc. Stock Price Performance

                                           1994   1995   1996   1997   1998   1999

Brenton Banks, Inc.                        100    119    174    283    266    181
SNL Securities' Index for the NASDAQ
  Stock Market (U.S. Companies)*           100    141    174    213    300    542
SNL Securities' Midwestern Bank Index**    100    148    201    326    347    272




     Compensation Committee Report - The Compensation Committee report has been prepared by the following individuals who comprise the Compensation
Committee: Gary M. Christensen, Chairperson; William H. Brenton, Junius C. Brenton and Richard J. Oggero.

     The role of the Compensation Committee is to provide leadership by effectively and appropriately using compensation to tie the financial interests of the Company's executive officers to those of the shareholders. The goal is to achieve the Company's vision and goals and thereby maximize the return to shareholders.

     The general responsibilities of the Compensation Committee are oversight of executive compensation for the Chief Executive Officer and other senior officers of the Company who report to the Chief Executive Officer; to communicate with the full Board of Directors; and to communicate with shareholders of the Company.

     The specific duties of the Compensation Committee include the following:

     1. Establish a total compensation philosophy and policy, which fairly rewards the executives for performance benefiting shareholders and which effectively attracts and retains the executive resources necessary to successfully lead and manage the Company.

     2. Determine the details of the Chief Executive Officer's total compensation.

     3. Review and approve the Chief Executive Officer's salary and bonus recommendations for the other Senior Officers who report to the Chief Executive Officer.
     7

     4. Approve and administer cash incentive compensation plans and deferred compensation plans for the executives, including any modifications to such plans, and annually establish the performance objectives for the incentive plans.

     5.  Approve and administer all the stock incentive plans.

     6. Prepare the committee's annual report to shareholders in the proxy statement.

     7. Oversee the Company's retirement and benefit programs involving significant cost; periodically review executive supplementary benefits and perquisites.

     8.  Such other duties as delegated by the Board of Directors.

     The total compensation of the Company's executive officers, including Robert L. DeMeulenaere, is comprised of three distinct components; base salary, annual incentive bonus and long-term stock compensation. In addition to each of the foregoing, the executive officers of the Company are allowed to participate in the Company's Executive Savings Plan, Profit Sharing/401(k) Plan, Employee Stock Purchase Plan and other employee benefit programs generally available to all Company employees.

     During 1998, the Compensation Committee engaged a recognized consulting firm to update the compensation programs of the Company, which were developed by this firm in 1996. This engagement included a review of base pay, incentive bonus and stock compensation plans for the executive officers and other senior officers of the Company. The engagement also included a general review of the compensation philosophy and compensation programs employed by the Company. The general philosophy that resulted from the consulting work was to focus on the following three items: competitive total compensation; a philosophy of pay for performance; and on tying the financial interests of the executives to those of the shareholders. As a result, compensation emphasis is shifting toward the variable components of incentive bonus and stock compensation.

     Base Salaries - The Committee's policy is to set the base salary of each of the Company's executive officers, including Robert L. DeMeulenaere, at levels that are comparable to those paid by similar sized banks and bank holding companies located in the midwestern region and throughout the United States, as documented by independent survey companies. The base salaries of the Company's executive officers, including Robert L. DeMeulenaere, are not directly related to the Company's stock performance.

     Bonuses - The bonus plans utilized by the Company are designed to promote the interest of the Company by tying the Company's financial goals to each executive officer's bonus plan. For 1999, to create a unified team, the executive officers and policymakers of the Company had between 50 percent and 100 percent of their bonus plan tied to the consolidated net income goals of the Company. The remaining portion of the bonus plan was tied to other financial goals or personal objectives for which the officer had influence or control. A bonus performance matrix was established for each bonus area. Executive officers were eligible to earn a bonus of up to 45 to 60 percent of base pay.

     For 1999, Robert L. DeMeulenaere was eligible to receive a bonus of up to 60 percent of his base pay. The bonus plan was tied 100 percent to the achievement of consolidated net income. This plan was subject to a tiered earnings matrix whereby no bonus would be paid if consolidated net income was below $19,500,000 and 100 percent of bonus was earned if consolidated net income was above $22,500,000. Based on the financial performance of the Company, Robert L. DeMeulenaere earned none of his bonus potential for 1999.

     Long-Term Stock Compensation Plan - 1996 Stock Option Plan - In 1996, the Company adopted the 1996 Stock Option Plan. The purpose of the Plan is to support the creation of shareholder value. The Plan aligns the interests of key employees with those of the shareholders of the Company and encourages key employees of the Company to acquire equity interests in the Company. The Plan is intended to attract, motivate and retain key employees and to tie a significant portion of their compensation to the long-term success of the Company. The Plan authorizes the granting of options on up to 1,607,100 shares of the Parent Company's $2.50 par value common stock. The options are intended to be non-qualified options under the Internal Revenue Code.

     The Board of Directors granted 1,247,413 options on September 12, 1996, and 5,856 options on November 14, 1996. The options are exercisable at the
market price on the date of grant:   $8.32 in September 1996, and $8.87 in
November 1996. During 1997, an additional 105,488 options were granted by the Board of Directors to officers and key
     8
employees at a weighted average exercise price of $11.49. During 1998, an additional 148,940 options were granted by the Board of Directors to officers and key employees at a weighted average exercise price of $16.97. During 1999, the Board of Directors authorized 143,000 additional shares to be added to the Plan. The Board of Directors granted an additional 120,250 options during 1999 to officers and key employees at a weighted average exercise price of $11.32. The Compensation Committee and the Board of Directors considered both the total number of shares to include in the Plan as well as how shares should be allocated among employee groups. To meet the overall goals of the Company's compensation philosophy and the Stock Option Plan, approximately 80 percent of the shares will be allocated to the executive officer group and approximately 20 percent will be allocated to other officers and key personnel. When making specific grants, the Compensation Committee considers the position of the executive officer, the executive officer's past and anticipated future contribution to the Company's profitability and the executive officer's alliance with the interest of shareholders. As of December 31, 1999, 133,845 options have expired or have been forfeited. The weighted average per share exercise price of the 1,448,030 options currently outstanding is $9.57. At December 31, 1999, there were 112,998 shares still available for grant.

     To date, a total of 840,672 option shares have been granted to the executive officers as a group, with 204,974 granted to Robert L. DeMeulenaere. The amount granted to Robert L. DeMeulenaere is in recognition of his past and future expected contribution and impact on the financial results of the Company. During 1999, the executive officers as a group exercised 43,483 options.

     Under the provisions of the Stock Option Agreements originally granted, the options will vest and may be exercised upon the earlier of nine years and six months from the date of grant or upon the Company's achievement of aggressive cumulative net income goals specified in the agreement. The vesting requirements of the additional options authorized in 1999, vary slightly from the original, as noted in the revised schedule below. The cumulative net income goals specified in the option agreement include performance periods beginning January 1, 1996, and continuing through December 31, 1998, 1999, 2000 and 2001. To the extent the Company's cumulative net income meets or exceeds the thresholds set forth in the Performance Vesting Schedules below, the options will become vested proportionately to the extent that the amount of cumulative net income exceeds the minimum up to the maximum level applicable to the performance period. As authorized by the Compensation Committee, a one-time adjustment for the net cost of growth initiatives in the amount of $1,035,000 was added to 1999 reported net income for the purpose of calculating cumulative net income and 1999 vesting. As of December 31, 1999, 852,505 options, or 59 percent of total options outstanding, have vested and are outstanding.

Performance Vesting Schedules

Options Granted Prior to 1999

Percent Total Vested    Cumulative Net Income (in thousands) Starting 1/1/96 Through
                               12/31/98             12/31/99               12/31/00
100%                                --                   --                $93,900
75%                                 --                   --                $89,486
67%                                 --              $70,900                $88,073
50%                                 --              $67,737                $85,071
33%                            $50,000              $64,574                     --
25%                            $45,940                   --                     --
0%                                  --                   --                     --

     9


Options Granted in 1999

Percent Total Vested    Cumulative Net Income (in thousands) Starting 1/1/96 Through
                               12/31/99             12/31/00               12/31/01
100%                                --                   --                $118,376
75%                                 --                   --                $113,641
67%                                 --              $93,900                $110,682
50%                                 --              $89,486                $107,130
33%                            $70,900              $88,073                $102,987
25%                            $67,737              $85,071                      --
0%                             $64,574                   --                      --

     The Plan also provides for prorated vesting upon normal retirement after age 65 or with Committee approval prior to age 65, upon death or disability of the optionee, or in the event the Company is sold, merged, or consolidated with another company. If the optionee retires prior to age 65 without approval or leaves the Company, the options that were exercisable by the optionee will expire if not exercised within 90 days.

RESPECTFULLY SUBMITTED,

GARY M. CHRISTENSEN, WILLIAM H. BRENTON, JUNIUS C. BRENTON, AND RICHARD J.
OGGERO

     Director Compensation - During 1999, directors C. Robert Brenton, William
H. Brenton, Robert C. Carr, Gary M. Christensen and Robert J. Currey received directors' fees for their service on the Board of Directors and directors Junius C. Brenton and Robert L. DeMeulenaere did not receive directors' fees for their service on the Board of Directors. For 1999, the directors fees were $2,500 for attendance at each regular Board of Directors' meeting and $500 for attendance at each audit and compensation committee meeting. One-half of the fees earned by a director for regular meetings are credited toward the Director's Incentive Plan described below. During 1999, Robert C. Carr, Gary
M. Christensen and Robert J. Currey received $8,000, $6,000 and $6,000, respectively, for their service as directors of the Company. C. Robert Brenton received $8,000 for services as director of the Company, $5,500 for services as a director of certain of the Company's affiliated banks and $97,500 pursuant to his Employment/Retirement Arrangement. Junius C. Brenton received $500 for committee meetings of the Company and $2,425 in consulting fees. William H. Brenton received $9,000 for services as director of the Company, $7,000 for services as a director of certain of the Company's affiliated banks and $67,650 pursuant to his Employment/Retirement Agreement.

     C. Robert Brenton, William H. Brenton and Junius C. Brenton participate in the Company's split-dollar life insurance program. The plan is designed to encourage their continued participation in the Company following their retirement and to aid them with their estate planning goals. The life insurance program provides up to $3,500,000, $3,500,000 and $2,000,000 of life insurance coverage to C. Robert Brenton, William H. Brenton and Junius C. Brenton and their spouses, respectively. Pursuant to the terms of the program, the insurance policies are held in a trust created for the benefit of the named Director and their spouse. The Company is obligated to pay $114,000 of the premiums for a period of seven (7) years for both C. Robert Brenton and William H. Brenton, and $48,314 of the premiums for a period of seven (7) years for Junius C. Brenton. Upon the termination of the policies, the Company is repaid the premiums together with interest in excess of $300,000, $300,000 and $150,000 for C. Robert Brenton, William H. Brenton and Junius C. Brenton, respectively, on the premiums at the rate of 5.2 percent per annum. The amount of the premiums paid for 1999 were $114,000 for both C. Robert Brenton and William H. Brenton and $48,314 for Junius C. Brenton. The Company expensed $70,801 in connection with the payments.
     10

     In the third quarter of 1995, the Company adopted the Directors' Incentive Plan to attract, retain and compensate directors of the Company. The Plan is a non-qualified phantom stock deferred compensation plan and is administered by the Board of Directors. Pursuant to the Plan's provisions, one-half of the directors' fees payable to directors for regular Board of Directors meetings are credited toward the Plan. Participants are awarded common stock share credits to a special ledger account maintained by the Company. Within six months following the participant no longer being a director of the Company, the Company will pay to the participant the value of the share credits, which are equated to the fair market value of the Company's common stock (assuming the reinvestment of dividends). During 1999, the values of directors' fees credited to C. Robert Brenton, William H. Brenton and Mr. Carr were $7,500 each, and to Mr. Christensen and Mr. Currey were $5,000 each. The decreases in the fair market value of the stock credits for 1999 were $3,858, $11,837, $2,444, $14,790 and $2,695 for C. Robert Brenton, William H. Brenton, Mr. Carr, Mr. Christensen and Mr. Currey, respectively.

     Agreement with Executive Officer - The Company entered into an agreement with Robert L. DeMeulenaere, which provides him certain benefits upon a change in control of the Company. A change in control occurs when there is a transfer of substantially all of the Company's assets, when the stockholders of the Company immediately preceding an event or transaction control less than a majority of the voting power of the Company immediately following the event or transaction, or when the Brenton family and their affiliates together, are no longer the largest shareholder of the Company. Pursuant to the terms of this contract, Mr. DeMeulenaere may receive up to $500,000 if there is a change in control of the Company and he is terminated or there is a substantial change in his duties within three years following a change in control. In the event of a change in control where his employment is not terminated, his base salary for the three years following the change in control shall not be less than the amount immediately prior to the change in control. The maximum benefit payable to Mr. DeMeulenaere is limited to the lessor of the amount deductible under the Internal Revenue Code Section 280G or the amount set forth above. The benefits payable to Mr. DeMeulenaere are subject to certain phase-out adjustments beginning one year following the change in control.


          II.  APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as independent auditors for the Company for the year 2000. Such selection is being submitted to the stockholders for approval. KPMG LLP has served for many years as the independent auditors for the Company, including 1999, and was approved by the stockholders at the last Annual Meeting of the Stockholders. Representatives of KPMG LLP are expected to be present at the meeting, will be given an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of KPMG LLP as independent auditors for the Company.


          III.  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than the approval of minutes and those mentioned above. However, if any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

          SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Parent Company's Bylaws, any stockholder proposal for action at the Annual Meeting, including nominations for the Board of Directors, must be submitted in writing to the Secretary of the Parent Company at least five days prior to the date of the Annual Meeting to be considered and voted upon at the meeting.
     11

          INCLUSION OF SHAREHOLDER PROPOSALS IN PROXY STATEMENT

     Any stockholder may present a proposal for inclusion in the Parent Company's proxy statement for the next Annual Meeting of the Stockholders to be held on May 9, 2001, provided that at the time the proposal is submitted the proponent is a record or beneficial owner of at least one percent or $2,000 in market value of shares entitled to be voted at the meeting on a proposal and has held the shares for at least one year, and provided that the proponent shall continue to own the shares through the date of the meeting, May 9, 2001. The proponent shall notify Brenton Banks, Inc. in writing of his or her intention to appear personally at the meeting to present his or her proposal for action. Any proposal must be received by Brenton Banks, Inc. no later than November 27, 2000, in order to be included in the proxy statement of Brenton Banks, Inc. for the May 9, 2001, meeting.

S.E.C. FORM 10-K AVAILABLE.

     COPIES OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO STEVEN T. SCHULER, SECRETARY, BRENTON BANKS, INC., P.O. BOX 961, DES MOINES, IOWA 50304-0961. IT IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEB SITE AT HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR.

     The cost of soliciting proxies will be borne by Brenton Banks, Inc. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of Brenton Banks, Inc. or its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies by telephone, personal interview or other means. Brenton Banks, Inc. will, upon request, reimburse nominees, custodians and fiduciaries for expenses in forwarding proxy material to their principals.

     Only stockholders of record at the close of business on March 6, 2000, will be entitled to notice of and to vote at the meeting. Stockholders are urged to sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it as promptly as possible. Proxies will be voted for or against the proposals presented at the meeting, in accordance with the stockholder's specifications marked thereon. If no specification is made, proxies will be voted on matters presented at the meeting in accordance with the recommendations of the Board of Directors set forth above in this Proxy Statement. The proxy does not affect the right to vote in person at the meeting, and may be revoked by appropriate notice to the Secretary of the Parent Company at any time prior to the voting.

By order of the Board of Directors,




Steven T. Schuler
Secretary
     12

PROXY                                PROXY
BRENTON BANKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2000, DES MOINES, IOWA.

The undersigned hereby appoints William H. Brenton, C. Robert Brenton and Junius C. Brenton, and each of them, with full powers of substitution, attorney and proxy to represent the undersigned at the Annual Meeting of Stockholders of Brenton Banks, Inc., to be held at the Polk County Convention Complex, Des Moines, Iowa, at 5:00 p.m., on May 17, 2000, and at any adjournments thereof, and to vote the shares of Brenton Banks, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if he, she or they were personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED ON THE REVERSE SIDE IN PROPOSAL 1, AND FOR THE APPROVAL OF KPMG LLP AS INDEPENDENT AUDITORS IN PROPOSAL 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE OR IF AUTHORITY TO VOTE FOR NOMINEES IS NOT WITHHELD, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1, AND FOR PROPOSAL 2.

PLEASE MARK, AND SIGN ON REVERSE SIDE, DATE AND RETURN IN THE ENCLOSED
ENVELOPE.

Will you attend this meeting in person? [ ] Yes [ ] No If yes, there will be _____ person(s) attending.

(Continued and to be signed on the reverse side.)

BRENTON BANKS, INC.
Please mark vote in oval in the following manner using dark ink only. [ ]

1. Election of Directors -
Nominees: William H. Brenton, C. Robert Brenton, Junius C. Brenton, Robert L. DeMeulenaere, Robert C. Carr, Gary M. Christensen, and Robert J. Currey.

[ ] For   [ ] Withhold  [ ] For All
    All         All         Except nominee(s) written in below
                            ____________________________________________

2. Proposal to approve KPMG LLP, Des Moines, Iowa, as independent auditors for the Company for 2000.

[ ] For   [ ] Against   [ ] Abstain

3. Upon the approval of minutes and such other matters as may properly come before the meeting, in such a manner as he or they determine to be in the best interest of the Company. The Board of Directors is not presently aware of any other matters to be presented for action at the meeting.


Dated _______________________, 2000


___________________________________
Signature(s)

_______________________________________________
Joint owners must both sign exactly as shown hereon. Please sign and return each proxy card you receive. If you are an administrator or other fiduciary, please give your full title. Corporations should sign the full corporation name by an authorized officer. A partnership should sign in the partnership name by one of the partners.


FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.